As filed with the Securities and Exchange Commission on January 9, 2008 File No.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LEARNING TREE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	95-3133814
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

1805 LIBRARY STREET RESTON, VIRGINIA	20190
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

2007 EQUITY INCENTIVE PLAN

(FULL TITLE OF THE PLAN)

NICHOLAS R. SCHACHT, PRESIDENT AND CHIEF EXECUTIVE OFFICER

1805 LIBRARY STREET

RESTON, VIRGINIA 20190

(NAME AND ADDRESS OF AGENT FOR SERVICE)

(703) 709-9119

(TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

IT IS REQUESTED THAT COPIES OF COMMUNICATIONS BE SENT TO:

THEODORE E. GUTH, ESQ.

MANATT, PHELPS & PHILLIPS, LLP

11355 WEST OLYMPIC BOULEVARD

LOS ANGELES, CALIFORNIA 90064

(310) 312-4000

CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share, and options to purchase such Common Stock	1,000,000 shares	$21.38	$21,380,000	$840.23

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events.
(2)	Pursuant to Rule 457(h), estimated solely for the purpose of calculating the registration fee on the basis of the average of the high ($22.47) and low ($20.28) sale prices of our common stock on the Nasdaq Stock Market on January 4, 2008.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement relates to two separate prospectuses:

•

Section 10(a) Prospectus: Items 1 and 2 of Part I, and the documents incorporated by reference in response to Item 3 of Part II, of this Registration Statement, constitute a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”), relating to issuance of up to 1,000,000 shares of our common stock pursuant to the Learning Tree International 2007 Equity Incentive Plan.

•

Reoffer Prospectus: The material that follows Item 2 of Part I, up to, but not including, Part II of this Registration Statement, of which the prospectus is a part, constitutes a “Reoffer Prospectus” prepared in accordance with the requirements of Part I of Form S–3 under the Securities Act. Pursuant to Instruction C of Form S–8, the Reoffer Prospectus may be used for reoffers or resales of shares which are deemed to be “restricted securities” under the Securities Act and which have been acquired by the selling shareholders named in the Reoffer Prospectus.

Item 1.	PLAN INFORMATION

This Registration Statement on Form S-8 is being filed to register 1,000,000 shares of the common stock, par value $.0001 per share, of Learning Tree International, Inc., which have been reserved for issuance under the Learning Tree International, Inc. 2007 Equity Incentive Plan (the “Plan”).

The documents containing the information specified in Part I will be sent or given to eligible participants in the Plan as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

We will provide without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. These documents are incorporated by reference in the Section 10(a) prospectus. We will also provide without charge, upon written or oral request, all other documents required to be delivered to recipients pursuant to Rule 428(b) of the Securities Act. Any and all such requests shall be directed to us at our principal office at 1805 Library Street, Reston, Virginia 20190, Attention: Secretary.

REOFFER PROSPECTUS

48,205 SHARES OF COMMON STOCK OF

LEARNING TREE INTERNATIONAL, INC.

This Reoffer Prospectus relates to the proposed resale from time to time of up to an aggregate of 48,205 shares of common stock, par value $0.0001 per share, of Learning Tree International, Inc., issued under our Learning Tree International, Inc. 2007 Equity Incentive Plan (the “Plan”) by the selling shareholders whose names are set forth herein, including by persons who are our “affiliates” within the meaning of federal securities laws.

It is anticipated that the selling shareholders will offer shares of our common stock for sale at prevailing prices on either the Nasdaq Stock Market or such other market as the common stock may then be traded on the date of sale. We will receive no part of the proceeds from any sales made under this Reoffer Prospectus. However, if options are exercised in order to purchase shares of our common stock registered under the registration statement of which this Reoffer Prospectus is a part, we will receive the proceeds from payment of the option exercise price. Selling security holders who are our “affiliates” may not sell an amount of shares which exceeds in any three month period the amount specified in Rule 144(e) of the Securities Act of 1933.

Our common stock is traded on the Nasdaq Stock Market under the symbol “LTRE.” On January 4, 2008, the closing price of a share of our common stock on the Nasdaq Stock Market was $20.46 per share.

The selling shareholders may sell their shares of our common stock by means of this Reoffer Prospectus and any applicable prospectus supplement, or they may decide to sell them by other means, including pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”); however, they are not obligated to sell their shares at all. The selling shareholders may sell their shares of our common stock from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call option transactions relating to the common stock, through short sales of common stock, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such market prices, at negotiated prices, or at fixed prices. The selling shareholders may sell their shares of our common stock directly to purchasers, in private transactions, or through agents, underwriters or broker-dealers. The selling shareholders will pay any applicable underwriting discounts, selling commissions and transfer taxes. We will pay all other expenses incident to the registration of shares of our common stock pursuant hereto. The selling shareholders and any broker-dealer, agents or underwriters that participate in the distribution of shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission received by them and any profit from the resale of shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

An investment in our securities involves a high degree of risk. You should purchase our securities only if you can afford a complete loss of your investment. See “ Risk Factors” on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus does not constitute an offer to sell shares in any state to any person to whom it is unlawful to make such offer in such state.

The date of this Reoffer Prospectus is January 9, 2008.

PROSPECTUS SUMMARY

This Reoffer Prospectus relates to 48,205 shares of our common stock, par value $0.0001 per share, which may be offered and resold from time to time by certain participants in our 2007 Equity Incentive Plan for their own account. Such participants consist of employees, directors, and executive officers of us or our related entities.

Our Business

We are a leading worldwide vendor-independent provider of training and education to managers and information technology (“IT”) professionals working in business and government organizations. Since our founding in 1974, we have provided high-quality training to over 1.8 million managers and IT professionals. In fiscal year 2007, we provided training to 89,920 course participants from more than 11,500 organizations worldwide, including large national and multinational companies, government organizations, and small and medium-size companies.

We offer a broad proprietary library of intensive instructor-led courses from two to five days in length, comprising 162 different course titles representing 3,726 hours of training as of September 28, 2007, including 115 information technology course titles and 47 management course titles. Our courses provide both breadth and depth of education across a wide range of technical and management disciplines, including operating systems, databases, computer networks, computer and network security, web development, programming languages, software engineering, open source applications, project management, business skills, and leadership and professional development.

We market and present our courses through local operations in the United States, United Kingdom, France, Canada, Sweden and Japan, and generate over half of our revenues internationally. Each operating subsidiary is staffed by local personnel responsible for the sale and delivery of our courses in that country. Our infrastructure and logistical capabilities allow us to coordinate, plan and deliver our courses at our own education centers, external hotel and conference facilities and customer sites worldwide. During fiscal year 2007, we presented courses in 40 countries.

We use a well-defined systematic approach to develop and update our course library so as to provide training that is immediately relevant to course participants working in a broad range of applications and industries. After assessing market need, courses are translated into French, Swedish and Japanese. Our proprietary course development process also allows us to customize our courses for delivery at our customers’ sites.

We design our own vendor-independent IT courses to provide participants with an unbiased perspective regarding software and hardware products and the ability to compare and integrate multiple platforms and technologies from various vendors. All our courses are highly interactive, and incorporate extensive hands-on exercises or case study workshops. While addressing core concepts and theory, all of our technical and management courses focus primarily on providing skills, tools, and technologies that participants can apply immediately upon returning to their jobs. To accomplish this objective, many of our RealityPlus™ management courses utilize extensive multi-media simulations to teach practical management techniques. This innovative methodology provides an environment in which RealityPlus™ course participants learn entirely by doing. Throughout these courses, they gain extensive experience applying new management skills in life-like, challenging situations, within the confines of the classroom and under the guidance of an expert instructor. As a result, RealityPlus™ course participants achieve greater mastery of effective management techniques as well as the confidence needed to apply them, and thus return to their jobs both ready and willing to immediately apply their expanded skills in their workplaces.

Corporate Organization

We are incorporated in the State of Delaware and maintain our principal offices at 1805 Library Street, Reston, Virginia 20190. Our telephone number at that address is (703) 709-9119.

R ISK FACTORS

An investment in our securities is very speculative and involves a high degree of risk. Before deciding to invest in our common stock, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and the information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, before you decide to acquire our securities. Additional risks not currently known to us or those we currently deem to be immaterial may also materially and adversely affect our business operations. If you decide to acquire our securities, you should be able to afford a complete loss of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the offering. However, if any of the selling shareholders were to exercise options granted to them under the Plan to acquire shares of our common stock to be resold pursuant to this Reoffer Prospectus, we would receive the option exercise price with respect thereto.

DETERMINATION OF OFFERING PRICE

The selling shareholders may sell the shares of common stock issued to them from time-to-time at prices and at terms then prevailing or at prices related to the current market price, or in negotiated transactions.

DILUTION

Because the selling stockholders who offer and sell shares of common stock covered by this Reoffer Prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, we have not included in this Reoffer Prospectus information about the dilution (if any) to the public arising from these sales.

SELLING SECURITY HOLDERS AND PLAN OF DISTRIBUTION

All of the shares of our common stock registered for sale under this Reoffer Prospectus will be owned, prior to the offer and sale of such shares, by our executive officers and other employees listed below (the “selling shareholders”).

We are registering the shares of our common stock covered by this Reoffer Prospectus for the selling shareholders. As used in this Reoffer Prospectus, “selling shareholders” includes the pledgees, donees, transferees or others who may later hold the selling shareholders’ interests. We will pay the costs and fees of registering the shares of our common stock covered by this Reoffer Prospectus, but the selling shareholders will pay any brokerage commissions, discounts or other expenses relating to the sale of such shares.

The selling shareholders may sell their shares of our common stock by means of this Reoffer Prospectus and any applicable prospectus supplement, or they may decide to sell them by other means, including pursuant to Rule 144 under the Securities Act. However the selling shareholders are not obligated to sell their shares of our common stock at all. The selling shareholders may sell their shares from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call option transactions relating to our common stock, through short sales of common stock, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such market prices, at negotiated prices, or at fixed prices. The selling shareholders may sell their shares of common stock directly to purchasers, in private transactions, or through agents, underwriters or broker-dealers. The selling shareholders and any broker-dealers, agents or underwriters that participate in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act.

Because the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act and will need to deliver copies of this Reoffer Prospectus to purchasers at or before the time of any sale of the shares being sold pursuant hereto. If we are required to supplement this Reoffer Prospectus or post-effectively amend the registration statement of which it is a part in order to disclose a specific plan of distribution of the selling shareholders, the supplement or amendment will describe the particulars of the plan of distribution, including the shares of common stock, purchase price and names of any agent, broker, dealer, or underwriter, or arrangements relating to any such person or entity or applicable commissions. Additional information related to the selling shareholders and the plan of distribution may also be provided in one or more prospectus supplements.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no person engaged in the distribution of the shares covered by this Reoffer Prospectus may simultaneously engage in market making activities with respect to our common stock for a restricted period commencing immediately prior to the distribution of the shares and lasting throughout the distribution period. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, the provisions of which may limit the timing of purchases and sales of other shares of common stock (other than the shares being sold pursuant hereto) by the selling shareholders.

The following table sets forth:

•	the name of each affiliated and non-affiliated selling shareholder;

•	the number of shares of common stock owned beneficially, directly or indirectly, by each selling shareholder;

•	the maximum number of shares of common stock to be offered by the selling shareholders pursuant to this Reoffer Prospectus; and

•	the number of shares of common stock to be owned by each selling shareholder following the sale of the shares pursuant hereto.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “Commission”) and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days through the conversion or exercise of any security or other right. The information as to the number of shares of our common stock owned by each selling shareholder is based upon our books and records and the information provided by our transfer agent. The inclusion in the table below of the individuals named therein shall not be deemed to be an admission that any such individuals are our “affiliates.”

We may amend or supplement this Reoffer Prospectus from time to time to update the disclosure set forth in the table. Because the selling shareholders identified in the table may sell some or all of the shares owned by them which are included in this Reoffer Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of such shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling shareholders upon termination of the offering made hereby. We have therefore assumed, for the purposes of the following table, that the selling shareholders will sell all of the shares owned by them which are being offered hereby, but will not sell any other shares of our common stock that they presently own.

Selling Shareholder	Shares Held Before the Offering	Shares Being Offered (1)	Shares Held After the Offering	Percentage of Shares Owned After Offering(2)
Nicholas Schacht	108,080(3)	10,377	118,457(3)	*
Magnus Nylund	14,620	3,876	18,496	*
David Taylor	2,354	2,994	5,348	*
Jennifer Urick	9,046	2,765	11,811	*
Steven Benjamin	1,288	2,091	3,379	*
Nancy McKinley	1,094	1,842	2,936	*
Charles R. Waldron	0	2,319	2,319	*
Jamie Donelan	0	1,021	1,021	*
Donald Berbary	22,500	1,830	24,330	*
Howard A. Bain	8,029	3,818	11,847	*
Curtis A. Hessler	8,029	3,818	11,847	*
W. Mathew Juechter	37,789	3,818	41,607	*
Stefan Riesenfeld	4,696	3,818	8,514	*
George Robson	4,696	3,818	8,514	*

*	Less than 1%.
(1)	Consists entirely of shares granted to the selling shareholder pursuant to the Plan.
(2)	Based on 16,556,513 shares of common stock outstanding as of December 28, 2007.
(3)	This figure does not include options to purchase 30,000 shares of our common stock, which expired on December 31, 2007.

LEGAL MATTERS

The validity of the shares being offered hereby has been passed upon for us by Manatt, Phelps, & Phillips, LLP.

EXPERTS

The consolidated financial statements and management’s report on the effectiveness of internal control of Learning Tree International, Inc. and subsidiaries at September 28, 2007 and for the year then ended, have been audited by BDO Seidman LLP, independent registered public accounting firm, as set forth in their report thereon, included in the Form 10-K for the year ended September 28, 2007, and incorporated herein by reference. The consolidated financial statements of Learning Tree International, Inc. and subsidiaries at September 29, 2006 and for the years ended September 29, 2006 and September 30, 2005 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included in the Annual Report on Form 10-K for the year ended September 28, 2007, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

MATERIAL CHANGES

There have been no material changes in our affairs since the end of our last fiscal year on September 28, 2007, other than those changes that have been described in our Annual Report on Form 10-K for the fiscal year then ended, in our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K that we have filed with the Commission. See below under “Where You Can Find More Information” for an explanation of where you can view our filings with the Commission.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” certain of our publicly-filed documents into this Reoffer Prospectus, which means that information included in these documents is considered part of this Reoffer Prospectus. Information that we file with the Commission subsequent to the date of this Reoffer Prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

The following documents filed with the Commission are incorporated by reference into this Reoffer Prospectus:

(a)	Our Annual Report on Form 10-K for the period ended September 28, 2007, which is our latest annual report filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended;

(b)	Our Current Reports on Form 8-K, as filed with the SEC on October 19, 2007 and December 11, 2007; and

(c)	The description of our common stock as set forth under the caption “Description of Capital Stock” in our registration statement on Form S-1, File No. 333-12421, as filed with the Commission on September 20, 1996, and any other amendments or reports thereto filed with the Commission for the purpose of updating such description.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Reoffer Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus or any prospectus supplement.

We will provide without charge to you, on written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, except for exhibits that are incorporated by reference). You should direct any requests for any such documents to 1805 Library Street, Reston, Virginia 20190, Attention: Secretary. Our telephone number at that address is (703) 709-9119.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-8 under the Securities Act with respect to the shares of common stock offered hereby. This Reoffer Prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. You can find additional information regarding us and the common stock in the registration statement and the exhibits. Statements contained in this Reoffer Prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of such contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each such statement being qualified in all respects by such reference.

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the Commission. The registration statement, including exhibits, and the reports and other information filed by us can be inspected without charge at the Public Reference Room maintained by the Commission at 100 F Street N.E., Room 1580, Washington, D.C., 20549. Copies of such material can be obtained from such offices at fees prescribed by the Commission. The public may obtain information on the operation of the Public Reference room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of this site is http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Article Eight of our Amended and Restated Certificate of Incorporation and Article VIII of our By-laws provide for indemnification of officers and directors.

Section 145 of the General Corporation Law of the State of Delaware provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceedings because such person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, against all costs actually and reasonably incurred by him in connection with such suit or proceedings if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Similar indemnity is permitted to be provided to such persons in connection with an action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and provided further (unless a court of competent jurisdiction otherwise determines) that such person shall not have been adjudged liable to the corporation.

In accordance with Section 145 of the General Corporation Law of the State of Delaware, we have entered into an agreement with our directors and certain of our officers indemnifying them to the fullest extent permitted by law. The indemnification provisions, and the indemnification agreements entered into between us and our directors and certain of our officers, may be sufficiently broad to permit indemnification of our officers and directors for liabilities arising under the Securities Act.

In addition, we also maintain insurance policies under which our directors and officers are insured. Within the limits of these policies, our directors and officers are insured against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been our directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us for expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether our indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed the following documents with the Securities and Exchange Commission (the “Commission”), each of which is incorporated herein by reference:

(a)	Our Annual Report on Form 10-K for the period ended September 28, 2007, which is our latest annual report filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended;

(b)	Our Current Reports on Form 8-K, as filed with the SEC on October 19, 2007 and December 11, 2007; and

(c)	The description of our common stock as set forth under the caption “Description of Capital Stock” in our registration statement on Form S-1, File No. 333-12421, as filed with the Commission on September 20, 1996, and any other amendments or reports thereto filed with the Commission for the purpose of updating such description.

In addition, all documents filed subsequent to the date of this Registration Statement by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	DESCRIPTION OF SECURITIES

Not applicable.

Item 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Theodore E. Guth is a partner at Manatt, Phelps & Phillips, LLP. Mr. Guth owns 992,066 shares of our common stock, as trustee.

Item 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article Eight of our Amended and Restated Certificate of Incorporation and Article VIII of our By-laws provide for indemnification of officers and directors.

Section 145 of the General Corporation Law of the State of Delaware provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceedings because such person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, against all costs actually and reasonably incurred by him in connection with such suit or proceedings if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Similar indemnity is permitted to be provided to such persons in connection with an action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and provided further (unless a court of competent jurisdiction otherwise determines) that such person shall not have been adjudged liable to the corporation.

In accordance with Section 145 of the General Corporation Law of the State of Delaware, we have entered into an agreement with our directors and certain of our officers indemnifying them to the fullest extent permitted by law. The indemnification provisions, and the indemnification agreements entered into between us and our directors and certain of our officers, may be sufficiently broad to permit indemnification of our officers and directors for liabilities arising under the Securities Act.

In addition, we also maintain insurance policies under which our directors and officers are insured. Within the limits of these policies, our directors and officers are insured against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been our directors or officers.

Item 8.	EXHIBITS

Exhibit Number
4.1	Learning Tree International, Inc. 2007 Equity Incentive Plan (incorporated by reference to Exhibit A of our Proxy Statement on Form 14A, as filed with the Commission on May 7, 2007).

4.2	Form of Restricted Stock Grant.

4.3	Form of Option Grant.

4.4	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Amendment No. 1).

5.1	Opinion of Manatt, Phelps & Phillips, LLP.

23.1	Consent of BDO Seidman LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Manatt, Phelps & Phillips, LLP (included in their opinion filed as Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on signature page of this Registration Statement).

Item 9.	UNDERTAKINGS

Learning Tree hereby undertakes:

(a)    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

However, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Learning Tree pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    That, for purposes of determining any liability under the Securities Act, each filing of Learning Tree’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Learning Tree pursuant to the foregoing provisions, or otherwise, Learning Tree has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Learning Tree of expenses incurred or paid by a director, officer or controlling person of Learning Tree in the successful defense of any action, suit or proceeding) is asserted against Learning Tree by such director, officer or controlling person in connection with the securities being registered, Learning Tree will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Learning Tree certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Reston, Virginia, on January 9, 2008.

LEARNING TREE INTERNATIONAL, INC.

By:	/s/ NICHOLAS R. SCHACHT
Nicholas R. Schacht
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric R. Garen and Nicholas R. Schacht, jointly and severally, as attorneys-in-fact, each with power of substitution, for such person in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID C. COLLINS, Ph.D.	Vice Chairman of the Board of Directors	January 9, 2008
David C. Collins, Ph.D.

/s/ ERIC R. GAREN	Chairman of the Board of Directors	January 9, 2008
Eric R. Garen

/s/ NICHOLAS R. SCHACHT	President, Chief Executive Officer, and Director (Principal Executive Officer)	January 9, 2008
Nicholas R. Schacht

/s/ CHARLES R. WALDRON	Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	January 9, 2008
Charles R. Waldron

/s/ W. MATHEW JUECHTER	Director	January 9, 2008
W. Mathew Juechter

/s/ HOWARD A. BAIN III	Director	January 9, 2008
Howard A. Bain III

/s/ CURTIS A. HESSLER	Director	January 9, 2008
Curtis A. Hessler

/s/ STEFAN C. RIESENFELD	Director	January 9, 2008
Stefan C. Riesenfeld

/s/ GEORGE T. ROBSON	Director	January 9, 2008
George T. Robson

EXHIBIT INDEX

Exhibit Number
4.1	Learning Tree International, Inc. 2007 Equity Incentive Plan (incorporated by reference to Exhibit A of our Proxy Statement on Form 14A, as filed with the Commission on May 7, 2007).

4.2	Form of Restricted Stock Grant.

4.3	Form of Option Grant.

4.4	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Amendment No. 1).

5.1	Opinion of Manatt, Phelps & Phillips, LLP.

23.1	Consent of BDO Seidman LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Manatt, Phelps & Phillips, LLP (included in their opinion filed as Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on signature page of this Registration Statement).